CAPITOL SERIES TRUST

Code of Ethics

November 19, 2013

1. BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Capitol Series Trust (the “Trust”), a registered investment company issuing shares in separate series (each a “Fund”), to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its Access Persons (defined below) from engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund.

2. KEY DEFINITIONS

For capitalized terms not otherwise defined herein, see Appendix 1.

The term “Access Person” is defined to include: (i) any trustee, officer, general partner of the Trust or of an investment adviser to the Trust; (ii) any employee of the Trust or investment adviser to the Trust (or of any company in a Control relationship to a Fund, the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose function s relates to the making of any recommendations with respect to such purchases and sales; (iii) any natural person in a Control relationship to a Fund, the Trust, or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund with respect to the purchase or sale of Covered Securities by the Fund; and (iv) any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in, or obtains information regarding, the investment activities of a Fund. The Fund Compliance Officer (defined below) will notify an employee of the Trust or an investment adviser of the Trust if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

The term “Investment Personnel” is defined to include (i) any employee of the Trust or of an investment adviser to the Trust (or of any company in a Control relationship to a Fund, the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities of a Fund; and (ii) any natural person who Controls a Fund or the Trust or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel (see Appendix 2). Investment Personnel are also Access Persons.

3. GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits affiliated persons of the Trust, any investment adviser of the Trust or the principal underwriter of Trust, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund to:

A.	Employ any device, scheme or artifice to defraud a Fund;

B.	Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

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D.	Engage in any manipulative practice with respect to a Fund.

4. ACCESS PERSON REPORTS

Each Access Person is required to submit the reports set forth below (the “Reports”) to the Compliance Officer designated by the Board (“Compliance Officer”) for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address unless the Access Person is required to provide similar reports to a compliance officer under a Code of Ethics that has been adopted by an investment adviser to the Trust or the principal underwriter of the Trust which has been approved by the Board.

In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain similar information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the Form of Authorization Letter).

A.	INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

B.	QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:

(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership

(a)	Content of Quarterly Transaction Reports

(i)	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale);

(iii)	The price of the Covered Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

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(v)	The date that the report is submitted by the Access Person.

(b)	Exceptions to Content of Quarterly Transaction Reports

(i)	Purchases which are made through automatic investment plans;

(ii)	Purchases or sakes which are non-volitional on the part of the Access Person (such as stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

C.	ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

5. EXCEPTIONS TO REPORTING REQUIREMENTS

A.	PRINCIPAL UNDERWRITER. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	Is not an affiliated person of the Trust or any investment adviser to a Fund; and

(2)	Has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

B.	INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (an “Independent Trustee”), and who would be required to make a report solely by reason of being a Trustee of the Trust, is not required to:

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Trustee of the Trust, is not required to:

(1)	File an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(2)	File a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

6. ADMINISTRATION OF THE CODE OF ETHICS—REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

A.	The Compliance Officer shall circulate the Code of Ethics and receive within 10 days of becoming an Access Person and on an annual basis an acknowledgement from each Access Person reporting under the Code of Ethics that the Code of Ethics has been read and understood.

A form of the CODE OF ETHICS ACKNOWLEDGEMENT is attached as Appendix 7.

B.	The Compliance Officer shall compare all Reports with the transactional activity of each Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate to review his or her own Reports if the Compliance Officer is also an Access Person.

C.	On an annual basis, the Compliance Officer shall; (i) submit a written report to the Board describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or procedures and any sanctions imposed due to such violations; and (ii) certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

D.	On an annual basis, each investment adviser to the Trust and the Trust’s principal underwriter shall submit a written report to the Trust’s Board of Trustees (“Board”) describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or procedures and any sanctions imposed due to such violations; and (ii) certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

E.	The Compliance Officer shall investigate any violation or potential violation of the Code of Ethics and provide to the Trust’s Chief Compliance Officer (if the Compliance Officer is not the Trust’s Chief Compliance Officer) and to the Trust’s Chairman of the Board a recommendation of appropriate action to cure or prevent future violations of the Code.

7. PROHIBITED TRADING PRACTICES

A.	No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect Beneficial Ownership if such security to his or her actual knowledge at the time of such purchase or sale:

(1)	Is being considered for purchase or sale by a Fund;

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(2)	Is in the process of being purchased or sold by a Fund; or

(3)	Is or has been purchased or sold by a Fund within the most recent 15 day period.

B.	Investment Personnel reporting under this Code of Ethics must obtain approval from the Compliance Officer before acquiring Beneficial Ownership in any securities in an IPO or Limited Offering.

C.	No Access Person may trade ahead of a Fund — a practice known as “frontrunning.”

8. SANCTIONS

Upon discovery of a violation of this Code of Ethics, the Board may impose sanctions as it deems appropriate, including a letter of censure, suspension, or termination of employment of the violator, and/or a disgorging of any profits made by the violator.

9. AMENDMENTS

This Code of Ethics may be amended from time to time upon written consent of the Trust’s Chief Compliance Officer, in consultation with Trust counsel, for the purpose of (a) correcting ambiguities and inconsistencies within the Code of Ethics; or (b) updating the provisions of the Code of Ethics to conform to applicable law; provided, however, the Board, including a majority of the Independent Trustees must approve any material change to the Code of Ethics no later than six (6) months after the adoption of such change by the Trust’s Chief Compliance Officer.

10. RECORDKEEPING

The Trust shall cause the records enumerated in this Section 10 (A) through (E) below to be maintained in an easily accessible place at the offices of its administrator and shall cause such records to be made available to the U.S. Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Trust shall maintain:

A.	A copy of the code of ethics adopted by the Trust that is in effect, or at any time within the previous five (5) years was in effect, in an easily accessible place;

B.	A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, in an easily accessible place, for at least five (5) years after the end of the fiscal year in which the violation occurs;

C.	A copy of each report made by an Access Person as required by Section 4 of this Code of Ethics for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;

D.	A record of all persons, currently or within the past five years, who are or were required to make reports under Section 4 of this Code of Ethics, or who are or were responsible for reviewing these reports, in an easily accessible place; and

E.	A copy of each report required by Sections 6(c) and 6(d) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

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The Trust must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of IPOs and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

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APPENDIX 1

DEFINITIONS

ACCESS PERSON

(i) Any director/trustee, officer, general partner or Advisory Person of the Trust or of any investment adviser to the Trust; (ii) any supervised person of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund; and (iii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) Any employee of the Trust or of any Trust investment adviser (or of any company in a Control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a Control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

AUTOMATIC INVESTMENT PLAN

A program in which regular periodic purchases (or withdraws) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP

Beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The term “beneficial owner” is defined in Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, and shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

(i)	The term “pecuniary interest” in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii)	The term “indirect pecuniary interest” in any class of securities shall include, but not be limited to:

•	Securities held by members of a person’s Immediate Family sharing the same household; provided however, that the presumption of such beneficial ownership may be rebutted;

•	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of:

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(a)	The general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or

(b)	The general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

•	A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

(a)	The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and

(b)	Securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

•	A person’s right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

•	A person’s interest in securities held by a trust, as specified in Rule 16a-8(b); and

•	A person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

(iii)	A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the United States government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in- law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

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INVESTMENT PERSONNEL

(i)	Any employee of the Trust investment adviser to the Trust (or of any company in a Control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and

(ii)	Any natural person who Controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

REPORTABLE FUND

Includes, for a particular Access Person, any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended) or any registered investment company, including a Fund, whose investment adviser or principal underwriter Controls the Associated Adviser, is Controlled by the Associated Adviser, or is under common Control with the Associated Adviser.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED

Any Covered Security which within the most recent 15 days: (i) is or has been held by a Fund or is being or had been considered by a Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell or any security convertible into or exchangeable for, a Covered Security.

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APPENDIX 2

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

	Start	End	Investment Personnel	Code of Ethics Under Which Access
Access Person	Date	Date	(Y/N)	Person Report

LIST OF COMPLIANCE OFFICERS AND ALTERNATES

Compliance Officer	Start Date	End Date

Alternate[1]	Start Date	End Date

[1]	Alternates are the individuals designated to review the reports filed by the Compliance Officer.

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APPENDIX 3

FORM OF AUTHORIZATION LETTER

Date

Name of Broker

Address

Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer]

[Trust or Fund Organization] [Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:
Name:
SSN:
Account Number:

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APPENDIX 4

INITIAL HOLDINGS REPORT

(complete within ten days of becoming an Access Person)

(current with 45 days of date of Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. HOLDINGS

	Ticker Symbol or	Number of Shares or Principal
Name and Type of Covered Security and/or Reportable Fund	CUSIP	Amount

2. BROKERAGE ACCOUNTS

	Account	Have you requested duplicate
Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Number	statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

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APPENDIX 5

QUARTERLY TRANSACTION REPORT

(complete within thirty days of the quarter-end)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. TRANSACTIONS

Name of Covered Security and/or Reportable Fund, Interest Rate and Maturity Date	Ticker Symbol or CUSIP	Broker	Number of Shares and Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

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APPENDIX 6

ANNUAL HOLDINGS REPORT

(current with 45 days of date of Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2. BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

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APPENDIX 7

CODE OF ETHICS ACKNOWLEDGEMENT

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:

Name:

Title:

Trust or Fund Organization:

Date:

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CAPITOL SERIES TRUST

Code of Ethics for Principal Officers

November 19, 2013

This Code of Ethics is designed to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder. This Code of Ethics is in addition to, not in replacement of, the Capitol Series Trust (the “Trust”) Code of Ethics for access persons (the “Investment Company Code of Ethics”), adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The persons covered by this Code of Ethics may also be subject to the Investment Company Code of Ethics.

The Trust requires its Chief Executive Officer, Chief Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”), to maintain the highest ethical and legal standards while performing their duties and responsibilities to the Trust and each of its series (each a “Fund,” collectively the “Funds”), with particular emphasis on those duties that relate to the preparation and reporting of the financial information of the Funds. The principles and responsibilities set forth below shall govern the professional conduct of the Principal Officers.

1. HONEST AND ETHICAL CONDUCT

The Principal Officers shall act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships, and shall report any material transaction or relationship that reasonably could be expected to give rise to a conflict between their interests and those of a Fund to the Audit Committee, the full Board of Trustees of the Trust (the “Board”), and, in addition, to any other appropriate person or entity that may reasonably be expected address any conflict of interest in timely and expeditious manner.

No Principal Officer shall:

•	use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Principal Officer would benefit personally to the detriment of the Fund;

•	cause a Fund to take action, or fail to take action, for the individual personal benefit of the Principal Officer rather than the benefit of the Fund; or

•	retaliate against any other Principal Officer or any employee of the Trust or its service providers for reports of potential violations by the Trust, its service providers or the Principal Officer that are made in good faith.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without knowingly misrepresenting material facts about the Trust to others, whether within or outside the Trust, including the Trust’s Board and auditors, and governmental regulators and self-regulatory organizations or allowing their independent judgment to be subordinated or compromised.

2. FINANCIAL RECORDS AND REPORTING

The Principal Officers should familiarize themselves with the public disclosure requirements applicable to the Trust.

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The Principal Officers shall, to the extent appropriate within their areas of responsibility, promote full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the SEC or other applicable body by a Fund, or that is otherwise publicly disclosed or communicated.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose. The Principal Officers will not use confidential information acquired in the course of their duties as Principal Officers for the benefit of any party other than the Trust and the Funds.

The Principal Officers shall share knowledge and maintain skills important and relevant to the Trust’s needs; shall proactively promote the ethical behavior of the Trust’s employees.

3. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Principal Officers shall promote compliance with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies and shall work with the Trust’s Chief Compliance Officer and the Board to promptly address detected deviations from applicable federal, state or local laws, regulations or rules.

4. COMPLIANCE WITH THIS CODE OF ETHICS

The Principal Officers shall promptly report any violations of this Code of Ethics to the Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code of Ethics. A proven failure to uphold the standards stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

5. AMENDMENT AND WAIVER

This Code of Ethics may only be amended or modified by approval of the Board of Trustees. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics, shall be communicated publicly in accordance with Item 2 of Form N-CSR under the Investment Company Act.

6. ACKNOWLEDGEMENT

The Principal Officers shall, in the form attached hereto as Appendix 1, acknowledge that they have received, read and understand this Code of Ethics upon adoption of this Code of Ethics or when initially hired or appointed, whichever occurs later. The Principal Officers shall annually, in the form attached hereto as Appendix 2, acknowledge receipt of and compliance with this Code of Ethics.

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APPENDIX 1

ACKNOWLEDGMENT OF RECEIPT OF THE CODE OF ETHICS FOR PRINCIPAL OFFICERS

I acknowledge that I have received, read and understand the Code of Ethics for Principal Officers and represent:

1.	In accordance with the Code of Ethics for Principal Officers, I will report all violations of the Code of Ethics for Principal Officers to the Audit Committee as well as the full Board of Trustees of the Trust;

2.	I do not currently know of any violations of the Code of Ethics for Principal Officers; and

3.	I will comply with the Code of Ethics for Principal Officers in all other respects.

By:

Name:

Title:

Trust or Fund Organization:

Date:

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APPENDIX 2

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS FOR PRINCIPAL OFFICERS

I certify that during the past year:

1.	I have reported all violations of the Code of Ethics for Principal Officers of which I was aware;

2.	I have complied with the Code of Ethics for Principal Officers in all other respects; and

3.	I have read and understand the Code of Ethics for Principal Officers and recognize that I am subject thereto.

By:

Name:

Title:

Trust or Fund Organization:

Date:

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